UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 29, 2019
Atlas Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54627	27-5466079
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

953 American Lane, 3rd Floor Schaumburg, IL (Address of principal executive offices)	60173 (Zip Code)

Registrant's telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 4.01. Changes in Registrant's Certifying Accountant.
(a) With the approval of the Audit Committee of Atlas Financial Holdings, Inc. (the “Corporation”), RSM US, LLP ("RSM") was dismissed as the Corporation’s independent registered public accounting firm on April 29, 2019.

RSM was engaged as the Corporation’s independent registered public accounting firm during 2018 and has not completed an audit or issued a report on the Corporation’s financial statements.

Other than as described below, during the Corporation’s two most recent fiscal years and the subsequent interim period through April 29, 2019, (1) there were no disagreements with RSM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of RSM, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, and (2) no "reportable events" as such term is defined in Item 304(a)(1)(v) of Regulation S-K have occurred during the two most recent fiscal years and the subsequent interim period through April 29, 2019.

On April 26, 2019, RSM informed the Corporation in writing that, based on its audit work to such date, it had concluded that the December 31, 2018 insurance reserves in certain of the Corporation’s insurance subsidiaries were understated, and that such understatement constituted a material misstatement of the Corporation’s financial condition as reflected in the statutory financial statements of such insurance subsidiaries for the fiscal year ended December 31, 2018.  RSM’s conclusion was based in part on findings of an actuary engaged by RSM.  The Corporation disagrees with the conclusion of RSM based on the Corporation’s assessment of reserve estimates and the related work of the Corporation’s independent third party actuaries.

The Audit Committee of the Corporation has discussed the subject matter of the disagreement described above with RSM. The Corporation has authorized RSM to respond fully to the inquires of a successor independent registered public accounting firm related to the disagreement described above.

Pursuant to applicable state insurance regulations, the Corporation is required to inform insurance regulators in Illinois and Missouri of RSM’s conclusions within five business days of receipt.  In addition, the Corporation is also in discussions with the Illinois insurance regulators and their third party actuaries with respect to reserve levels, and there can be no assurance that such regulators will not determine that additional material reserve increases are required.

The Corporation has provided RSM a copy of the disclosures in this Form 8-K and has requested that RSM furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not RSM agrees with the Corporation's statements herein. A copy of RSM's letter dated April 30, 2019 is filed as Exhibit 16.1 to this Form 8-K.

The Corporation has not yet engaged a successor independent registered public accounting firm. The Corporation will file a Report on Form 8-K to report its engagement of a successor independent registered public accounting firm as required by Item 4.01 of Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
16.1	Letter from RSM US, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Financial Holdings, Inc.

Date: April 30, 2019                    By:    /s/ Paul A. Romano
                             Name:    Paul A. Romano

Title: Vice President and Chief Financial Officer